SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES

EXCHANGE ACT OF 1934

(Amendment No.     )

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☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

1606 CORP.
(Name of Registrant as Specified in Its Charter)

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☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

1606 CORP.

2425 E. Camelback Rd Suite 150

Phoenix, AZ 85016

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INFORMATION STATEMENT

GENERAL

This Information Statement is being sent by first class mail to all record and beneficial owners of the common stock, $0.0001 par value, of 1606 Corp., a Nevada corporation, which we refer to herein as “Company,” “we,” “our,” or “us.”  The mailing date of this Information Statement is on or about September 20, 2023.  The Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify our stockholders of an action we are taking pursuant to written consents of a majority of our stockholders in lieu of a meeting of stockholders.

This Information Statement is being furnished in connection with action taken by shareholders holding a majority of the voting power of our Company. On or about August 29, 2023, one of our shareholders, owning 31,230,000 shares of Class A Preferred Stock, or approximately 54% of the total outstanding votes, on the record date, approved an amendment to our articles of incorporation to:

•	Amend our Articles of Incorporation to change our corporate name from “1606 Corp.” to “CBDW AI” (the "Charter Amendment").

The Charter Amendment was approved by the Company’s Board of Directors on August 28, 2023. The Charter Amendment will be filed with the Secretary of State of the State of Nevada on or after October 10, 2023 (20 days after the date of the mailing of this Information Statement). If the proposed Charter Amendment were not adopted by written consent, it would have been required to be considered by the Company's stockholders at special stockholders' meeting convened for the specific purpose of approving the Charter Amendment.

The elimination of the need for a special meeting of stockholders to approve the Charter Amendment is made possible by Section 78.320(2) of the Nevada Revised Statute (the "NRS") which provides that the written consent of the holders of outstanding shares entitled to vote at a meeting of stockholders having at least a majority of the voting power may be substituted for such a special meeting. Pursuant to Section 78.390 of the NRS, a majority of the voting power is required in order to amend the Company's Articles of Incorporation to create its preferred shares. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Charter Amendment as early as possible, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority of voting power. As discussed hereafter, the Board of Directors recommended the Charter Amendment be approved by the stockholders.

The record date established by the Company for purposes of determining the number of outstanding shares of Common Stock of the Company for the Charter Amendment is August 29, 2023, and the number of outstanding shares of Common Stock on the record date is 47,233,606. On the record date, one of our shareholders (the “Controlling Stockholder"), owning 31,230,000 shares of Class A Preferred Stock, or approximately 54% of the total outstanding votes on the record date. The Company will file the Charter Amendment with the Nevada Secretary of State on or about October 10, 2023 (“Effective Date”) (20 days after the date of the mailing of Definitive Information Statement), and will be effective as of such date. This Information Statement will be sent to the stockholders on or about September 20, 2023.

Pursuant to Section 78.320(2) of the NRS, no notice is required to be provided to the other stockholders, who have not consented in writing to such action, regarding the taking of the corporate action without a meeting of stockholders. No additional action will be undertaken pursuant to such written consents, and no dissenters' rights or appraisal rights under the NRS are afforded to the Company's stockholders as a result of the adoption of the Charter Amendment.

The Company common stock will continue to trade on the OTC Markets tier under the trading symbol "CBDW."

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Amendment to Articles of Incorporation Regarding Name Change

On the Effective Date, the Charter Amendment will change our corporate name to “CBDW AI,” which management believes aligns more closely with the Company's new strategic vision. CBDW is effectively launching a new business model with the scheduled deployment of “CBDW AI,” a new technology brand the Company, which allows it to strategically pivot in a direction that management feels is best for the Company’s stockholders long-term by providing more meaningful revenue channels in the CBD space.

CBDW is taking this significant step to identify itself as a technology company in order to better reflect this new and evolving business strategy. While the Company will continue to operate within the CBD sector, the name change approval is a symbol of this deliberate shift. Management, with a combined 95+ years of experience in the technology space, is excited to move CBDW towards a more exclusive focus on enterprise technology, with a dedicated emphasis on artificial intelligence (AI) solutions. In recognition of the customer experience challenges within the CBD industry, the Company is leveraging the potency of its new enterprise AI technology to address and resolve these issues effectively.

As a result, the Company, with approval from its majority shareholder, desires to change its name in order to be more aligned with its business model shift.

Effectiveness of the Charter Amendment

The Company will file the Charter Amendment with the Nevada Secretary of State on or about the Effective Date, and the name change will be effective as of such date.

No Appraisal or Dissenters Rights

There is no provision in the Nevada Revised Statutes or in our Articles of Incorporation or By-laws, providing the Company’s shareholders with dissenters' rights of appraisal to demand payment in cash for their shares of common stock in connection with the implementation of any of the actions described in this Information Statement.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of an amendment of the articles of incorporation under the Nevada Revised Statutes. Management has obtained this approval through the written consent of the Controlling Stockholder. Thus, a meeting to approve the amendment to our Articles of Incorporation is unnecessary, and management decided to forego the expense of holding a meeting to approve this matter.

FORWARD LOOKING STATEMENTS

The statements contained in this information statement that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements include the information concerning our search for an operating company, possible or assumed future operations, business strategies, need for financing, competitive position, potential growth opportunities, ability to retain and recruit personnel, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “intends,” “may,” “will,” “should,” “anticipates,” “expects,” “could,” “plans,” or comparable terminology or by discussions of strategy or trends. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve risks and uncertainties that could significantly affect expected results, and actual future results could differ materially from those described in such forward-looking statements.

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Among the factors that could cause actual future results to differ materially are the risks and uncertainties discussed in this information statement. While it is not possible to identify all factors, we continue to face many risks and uncertainties including, but not limited to, changes in regulation of shell or blank check companies; the general economic downturn; a further downturn in the securities markets; our ability to raise needed operating funds and continue as a going concern; and other risks and uncertainties. Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those expected. We disclaim any intention or obligation to update publicly or revise such statements whether as a result of new information, future events or otherwise.

There may also be other risks and uncertainties that we are unable to identify and/or predict at this time or that we do not now expect to have a material adverse impact on our business.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

Common Stock

As of the record date of the Charter Amendment, there were 47,233,606 shares of common stock issued and outstanding. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders. The common stock carries no pre-emptive, conversion or subscription rights and is not redeemable. On matters submitted to a shareholder vote, a majority vote of shareholders is required to be actionable. Cumulative voting in the election of directors is not allowed. All shares of common stock are entitled to participate equally in dividends and rank equally upon liquidation. All shares of common stock when issued are fully paid and non-assessable by the Company. There are no restrictions on repurchases of common stock by the Company relating to dividend or sinking fund installment arrearage.

The Company has not declared or paid cash dividends on the common stock since its inception and does not anticipate paying such dividends in the foreseeable future. The payment of dividends may be made at the discretion of the Board of Directors at that time and will depend upon, among other factors, on the Company’s operations.

Preferred Stock

As of the record date of the Charter Amendment, there were 56,635,000 shares of preferred stock issued and outstanding, of which 31,230,000 shares are held by the Company’s CEO. The Class A Preferred Stock has the following material rights and preferences (as are more fully set forth in the Certificate of Designation of the Class A Preferred Stock).

Ranking

The Class A Preferred Stock ranks, as to dividends and upon liquidation, senior and prior to the common stock of the Company.

Liquidation

In the event of liquidation, dissolution or winding up of the Company, the holders of the Class A Preferred Stock are entitled, out of the assets of the Company legally available for distribution, to receive, before any payment to the holders of shares of common stock or any other class or series of stock ranking junior, an amount per share equal to $1.00.

Voting

Each share of Class A Preferred Stock entitles the holder thereof to 50 votes on any matters requiring a shareholder vote of the Company.

Conversion

Each share of our Class A Preferred Stock is convertible into common stock on a one for 25 basis at the option of the holder.

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SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of August 29, 2023, certain information concerning the beneficial ownership of the Company’s capital stock, including its common stock, and Class A Convertible Preferred Stock, by:

•	each stockholder known by us to own beneficially 5% or more of any class of the Company’s outstanding stock;
•	each director;
•	each named executive officer;
•	all the Company’s executive officers and directors as a group; and
•	each person, or group of affiliated persons, who is known by the Company to beneficially own more than 5% of any class of its outstanding stock.

Except as indicated by the footnotes below, the Company believes that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws. Unless otherwise specified the address for each of the above is 2425 E Camelback Rd., Suite 150, Phoenix, AZ 85016.

The Company’s calculation of the percentage of beneficial ownership prior to this offering is based on 47,233,606 shares of common stock outstanding as of August 29, 2023. As of August 29, 2023, there also were 56,635,000 shares of Class A Preferred Stock outstanding. The Company has determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d3 of the Exchange Act of 1934, as amended (the “Exchange Act”), a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person or persons, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person or persons (and only such person or persons) by reason of these acquisition rights.

Name	Shares of Common Stock	Percentage of Common Stock
Executive Officers and Directors (2)
Greg Lambrecht, CEO and Director(1)	3,161,961	6.694%
Govindan Gowrishankar, Director	38,001	*
Venu Aravamudan, Director	167,067	*
Austen Lambrecht, Director	379,334	*
Officers and Directors as a Group (1 individuals)	3,746,363	7.931%

* Less than 1%.

(1) Does not include 31,230,000 shares of Class A Preferred Stock owned by Greg Lambrecht.

(2) Former officers and directors William Ralston and Corey Lambrecht, own 292,924 and 334,001 shares of common stock of the Company respectively, and 9,375,000 and 2,175,000 shares of Class A Preferred Stock of the Company, respectively.

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INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Other than as stated herein, no director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, in the Charter Amendment.

SOLICITATION COSTS

We will bear the costs of preparing, assembling and mailing this Definitive Information Statement in connection with this action. Arrangements may be made with banks, brokerage houses and other institutions, nominees and fiduciaries, to forward the Definitive Information Statement to beneficial owners. We will, upon request, reimburse those persons and entities for expenses incurred in forwarding the Definitive Information Statement to our stockholders.

PROPOSALS BY SECURITY HOLDERS

No stockholder has requested that we include any additional proposals in this Information Statement or otherwise requested that any proposals be submitted to the stockholders at an annual meeting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the Exchange Act and are required to file reports, proxy statements and other information with the SEC regarding our business, financial condition and other matters pursuant to and in accordance with the Exchange Act. You may read and copy the reports, proxy statements and other information filed by us at the public reference facilities maintained by the SEC at 100 F Street, NE, Room 1580, Washington DC 20549. Please call the SEC at 1-800-SEC-0330 for additional information about the public reference facilities. The reports, proxy statements and other information filed with the SEC are also available to the public over the internet at http://www.sec.gov, the internet website of the SEC.

BY ORDER OF THE BOARD OF DIRECTORS:

1606 CORP.

/s/ Gregory Lambrecht
Gregory Lambrecht Chief Executive Officer

Date: September 19, 2023

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